Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

January 23, 2019

Applied Therapeutics, Inc.

545 5th Avenue, Suite 1400

New York, NY 10173

Re:                             Applied Therapeutics, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Applied Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to the Registration Statement (as defined below).  This opinion relates to up to 565,212 additional shares of Common Stock (including up to 73,723 additional shares of Common Stock subject to overallotment option) (the “Shares”), offered by the Company pursuant to the registration statement to which this opinion pertains to be filed by the Company on the date hereof (the “462(b) Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)                                 the registration statement on Form S-1 (File No. 333-235988) of the Company filed on January 21, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the prospectus, dated September 23, 2020 (the “Prospectus”), which forms a part of and is included in the Registration Statement;

(c)                                  the 462(b) Registration Statement;

(d)                                 the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into between the Company and Goldman Sachs & Co. LLC, Cowen and

Company, LLC and UBS Securities LLC, representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement;

(e)                                  an executed copy of a certificate of Shoshana Shendelman, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”)

(e)                                  a copy of the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement (the “Amended and Restated Certificate of Incorporation”) and certified by the Secretary of State of the State of Delaware as of the date hereof and certified pursuant to the Secretary’s Certificate;

(e)                                  a copy of the Company’s Amended and Restated Bylaws, filed as Exhibit 3.2 to the Registration Statement (the “Amended and Restated Bylaws”) and certified pursuant to the Secretary Certificate; and

(f)                                   a copy of certain resolutions of the Board of Directors of the Company, adopted on January 19, 2020 and certain resolutions of the Pricing Committee thereof, adopted on January 23, 2020 and certified pursuant to the Secretary Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies.  With respect to our opinion set forth below, we have assumed that the issuance of the Shares will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Amended and Certificate of Incorporation, the Amended and Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto, (ii) certificates in the form required under the DGCL representing the Shares are duly executed and countersigned by the transfer agent; and (iii) the Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors, the Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per Share.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement.  We also hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJS